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                               SECURITY AGREEMENT
             (Intangibles, Accounts, Fees, Inventory and Equipment)


     SECURITY AGREEMENT, dated December 10, 1996 between ASA INTERNATIONAL VENTURES, INC., a Delaware corporation (herein called "Debtor"), with its principal place of business at 10 Speen Street, Framingham, Massachusetts and CORESTATES BANK, N.A., a national banking association (herein called "Secured Party").

     WHEREAS, Debtor's parent corporation, ASA International, Ltd. ("ASA"), has executed and delivered a Commercial Promissory Note [Revolver] and a Commercial Promissory Note [Term] to the Secured Party (the "Notes"); and

     WHEREAS, Debtor is a guarantor of the Notes under a written Guaranty and has also become a party under a Letter Agreement to the Amended Loan Agreement between ASA and Secured Party and the Loan Documents referred to therein.

     NOW THEREFORE, Borrower and Bank agree as follows:

     Terms used herein without definition shall have the meanings ascribed to them in the Loan Documents or the Uniform Commercial Code.

     "Obligations" means the aforesaid Letter Agreement, Notes, Guaranty, the Amended Loan Agreement and the Loan Documents, and any and all obligations, liabilities, indebtedness, advances and loans owing by the Debtor to the Secured Party of every kind and description, direct or indirect, absolute or contingent, primary or secondary, secured or unsecured, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, and includes obligations to perform acts and refrain from taking action as well as obligations to pay money.

          1. Grant of Security Interest. As collateral security for the payment, performance and observance of all of the Debtor's Obligations to Secured Party, Debtor hereby grants to Secured Party a continuing security interest in and a right of setoff against the following property (including the proceeds and insurance proceeds thereof) of Debtor whether now existing or owned by the Debtor or hereafter owned, acquired, created or arising (the "Collateral").

             (a) All general intangibles, including, without limitation, all information regarding customer lists, markets, market shares relating to all of Debtor's product lines; all product lines, secrets, patents, trade names and marks, customer lists, goodwill, Debtor's name, and all contract rights, including but not limited to all of Debtor's interest in licenses, software, programs, agreements with end-user customers for software and programs, source codes, all fees paid to Debtor, and all other intangible and intellectual property of every kind and description.


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             (b) All accounts receivable of the Debtor, all contract rights of the Debtor with regard to such accounts receivable; all rights of the Debtor to the payment of fees money from any person, firm, corporation or governmental agency; all tax refunds; all interest of the Debtor in goods as to which an account receivable shall have arisen; all files, records (including without limitation computer programs, tapes and related electronic data processing software) and writings of the Debtor or in which it has an interest in any way relating to the foregoing property; all goods, instruments, documents of title, policies and certificates of insurance, securities, chattel paper, deposits, cash or other property owned by the Debtor or in which it has an interest which are now or may hereafter be in the possession of the Secured Party or as to which the Secured Party may now or hereafter control possession by documents of title or otherwise; all notes receivable of the Debtor; all property rights of the Debtor to retrieval from third parties of electronically processed and recorded information pertaining to any of the foregoing property; and all proceeds and products of all of the foregoing.

             (c) All inventory of the Debtor including, without limitation, any and all goods, wares, merchandise and other tangible personal property including raw materials, work in process, supplies and components, office supplies, paper, shipping supplies and finished goods whether or not held by the Debtor for sale or other disposition, and also including any returned or repossessed goods, wares, merchandise and other tangible personal property, all rights to stoppage in transit, all products of and accessions to any and all of the foregoing and including documents of title, whether negotiable or nonnegotiable, representing any of the foregoing items.

             (d) All machinery and equipment and other tangible personal property with related accessories and parts, molds, office furniture, furnishings and fixtures and trade fixtures whether now owned or hereafter acquired by Debtor and any and all additions, substitutions, accessions and proceeds thereto or thereof, and all leases and rental agreements relating thereto.

     Although proceeds are covered by this Agreement, the Secured Party has not and does not authorize the sale or transfer of any of the Collateral by the Debtor.

          2. Representations, Warranties and Covenants. Debtor hereby represents, warrants and covenants that:

             (a) It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its properties and to transact the business in which it is engaged, and is qualified to do business in every jurisdiction in which the conduct of its business requires such qualification;



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             (b) It has the corporate power and authority to execute and deliver, and to perform its Obligations under the Letter Agreement, Guaranty, the Amended Loan Agreement and the Loan Documents and under this Security Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of each of the aforesaid;

             (c) The Letter Agreement, Guaranty, the Amended Loan Agreement, the Loan Documents and this Security Agreement constitute the legal, valid and binding obligations of the Debtor, enforceable in accordance with their terms;

             (d) The execution, delivery and performance of the Letter Agreement, Guaranty, the Amended Loan Agreement, the Loan Documents and this Security Agreement will not (1) require any consent or approval of the shareholders of any such corporation; (2) contravene such corporation's charter or bylaws; (3) violate any provision of or cause or result in a breach of or constitute a default under any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order writ, judgment, injunction, decree, determination, or award presently in effect having applicability to such corporation; (4) cause or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which such corporation is a party or by which it or its properties may be bound or affected; or (5) cause or result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by such corporation except as contemplated by this Security Agreement, except where such violation or contravention in each instance would not adversely affect Debtor and would not have any effect on the enforceability of the Guaranty; and

             (e) No consent of any other person (including, without limitation, stockholders and creditors of the Debtor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of any of the Obligations.

             (f) The chief executive office of the Debtor and the office where Debtor keeps its books and records relating to the Collateral, and the location of Collateral are as set forth in the first paragraph of this Security Agreement and have been located at such addresses at all times during the four-month period prior to the date hereof;

             (g) Debtor will not change its chief executive office, office where its books and records are kept or any locations of Collateral without prior written notice to Secured party;




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             (h) Except for liens in favor of Secured Party, the Collateral is free and clear of all liens, security interests and encumbrances, and Debtor will not create or suffer to exist any lien, security interest or encumbrance on any of the Collateral;

             (i) Debtor will not assign, transfer, sell, lease or otherwise dispose of any Collateral;

             (j) The Collateral is being used, and will continue to be used, in Debtor's business and not for personal, family, household or farming use;

             (k) Debtor will use the Collateral for lawful purposes only, with all reasonable care and caution and in conformity with all applicable laws, ordinances and regulations;

             (l) The Collateral is now and shall remain personal property, and Debtor will not permit any Collateral to become a fixture without prior written notice to and consent of Secured Party and without first making all arrangements, and delivering, or causing to be delivered, to Secured Party all instruments and documents, including, without limitation, waivers and subordination agreements by any landlords or mortgagees, requested by and satisfactory to Secured Party to preserve and protect the security interests granted herein, and to effectuate and maintain the priority thereof, against all persons;

             (m) Debtor will insure the Collateral with insurance of the nature and in the amount customary in Debtor's industry, such insurance naming Secured Party as a secured party; all insurance policies relating thereto shall provide for at least 20 days' prior notice of any cancellation or termination thereof to secured Party;

             (n) Debtor will, at its sole cost and expense, perform all acts and execute all documents reasonably required by Secured Party from time to time to evidence, perfect, maintain or enforce Secured Party's security interest granted herein, and to effectuate and maintain the priority thereof or otherwise to carry out the provisions and purposes of this Security Agreement;

             (o) In its discretion, Secured Party may, at any time and from time to time, for the account of Debtor, pay any amount or do any act required of Debtor hereunder and which Debtor fails to do or pay, and any such payment shall be deemed an Obligation payable on demand together with interest at the highest rate then payable on any of the Obligations;

             (p) Debtor has not, during the five-year period prior to the date hereof, been known by or used any tradename, fictitious name or any corporate name other than Debtor's name as set forth on Page 1 hereof, and all invoices in connection with or which evidence accounts receivable are billed under such corporate name;


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             (q) If any of the Collateral at any time consists of instruments, documents, chattel paper or letters of credit, but specifically excluding leases of inventory, Debtor shall, immediately upon receipt or creation of such Collateral, deliver such Collateral in its original form to Secured Party, duly endorsed to Secured Party or in blank or accompanied by appropriate stock or bond powers;

             (r) After any Event of Default, Debtor will pay all reasonable fees and expenses incurred by Secured Party in enforcing its rights hereunder and under the Letter Agreement, Guaranty, the Notes, the Amended Loan Agreement and any of the other Loan Documents;

             (s) The Borrower agrees that the Secured Party shall have the right, not more than twice in any 12 month period, to cause the Borrower for the Secured Party's benefit to confirm orders and to verify any or all of the Borrower's Accounts, directly by the Borrower, or through any public accountants and at such times to require Borrower to deliver to the Secured Party copies of purchase orders, invoices, contracts, shipping and delivery receipts and any other document or instrument which evidences or gives rise to an Account.

             (t) If any proceeds of Collateral are received by Debtor which, pursuant to the provisions hereof are to be received by or turned over to Secured Party, Debtor shall not commingle such proceeds with any of its other property, shall hold such proceeds in trust for Secured Party and shall immediately deliver the same to Secured Party in the form received; and

             (u) If Debtor shall use any tradename, Debtor shall notify Secured Party thereof at least 30 days prior to the commencement of such use.

          3. Remedies Upon Default. Upon the occurrence of any Event of Default under this Security Agreement, the Letter Agreement, Guaranty, the Notes, the Amended Loan Agreement, the Loan Documents or of any other Obligation, and at any time thereafter, Secured Party may, without notice to or demand upon Debtor, declare any and all Obligations immediately due and payable and Secured Party shall have the following rights and remedies (to the extent permitted by applicable law), in addition to all rights and remedies of Secured Party under the Letter Agreement, Guaranty, the Notes, the Amended Loan Agreement and the Loan Documents, and all rights and remedies of a secured party under the Uniform Commercial Code, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently:

             (a) Secured Party may at its sole option directly notify Debtor's account debtors or others who pay fees to Debtor to remit payments to one or more post office boxes maintained by Secured Party;




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             (b) Secured Party may at any time and from time to time, with or without judicial process or the aide and assistance of others, enter upon any premises in which any Collateral may be located and, without resistance or interference by Debtor, take possession of the Collateral, and/or dispose of any Collateral on any such premises, and/or require Debtor to assemble and make available to Secured Party at the expense of Debtor any Collateral at any place and time designated by Secured Party which is reasonably convenient to both parties, and/or remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof (and if any of the Collateral consists of motor vehicles, Secured Party may use Debtor's license plates), and/or sell, resell, lease, license, assign and deliver, grant options for or otherwise dispose of any Collateral in its then condition without or following any commercially reasonable preparation or processing, at public or private sale or proceedings or otherwise, by one or more contracts, in one or more parcels or lots, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such person(s) as Secured Party deems best, all without demand, notice or advertisement whatsoever except that where an applicable statute requires reasonable notice of sale or other disposition. Debtor hereby agrees that the sending of ten (10) days' notice (as provided in Section 8 hereof) shall be deemed reasonable notice thereof. If any Collateral is sold by Secured Party upon credit or for future delivery, Secured Party shall not be liable for the failure of the purchaser to pay for same and in such event Secured Party may resell such Collateral. Secured Party may buy any Collateral at any public sale and, if any Collateral is of a type customarily sold in a recognized market or is of the type which is subject to widely distributed standard price quotations, Secured Party may buy such Collateral at private sale and in each case may make payment therefor by any means, provided that payment is made in full by Secured Party upon the later of the time of such sale and the taking of delivery of such Collateral.

             (c) Secured Party may apply the cash proceeds actually received from any sale or other disposition of Collateral to the reasonable expense of retaking, holding, preparation and processing for sale, selling, leasing, licensing and the like, to reasonable attorneys' fees and all legal, travel and other expenses which may be incurred by Secured Party in attempting to collect the Obligations or to enforce this Security Agreement, or in the prosecution or defense of any action or proceeding related to the subject matter of this Security Agreement; and then to the Obligations in such order and as to principal or interest as Secured Party may determine; and Debtor shall remain liable and will pay Secured Party, on demand, any deficiency remaining after the application of such cash proceeds, together with interest thereon at the highest rate then payable on the Obligations and the balance of any expenses unpaid, with any surplus to be paid to Debtor, subject to any duty of Secured Party imposed by law to the holder of any other security interest in the Collateral known to Secured Party. Within a reasonable

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time following the application of cash proceeds, Secured Party shall provide
Debtor with a reasonable accounting of the Obligations to which such proceeds have been applied.

             (d) Secured Party may appropriate, set off and apply to the payment of the Obligations, any Collateral in or coming into the possession of Secured Party or its agents, without prior notice to Debtor and in such manner as Secured Party may in its discretion determine.

          4. Power of Attorney. Upon the occurrence of any Event of Default by Debtor under this Security Agreement, the Letter Agreement, Guaranty, the Amended Loan Agreement, the Loan Documents or under any other Obligation, to effectuate the terms and provisions hereof, Debtor hereby designates and appoints Secured Party and each of its designees or agents as attorney-in-fact of Debtor, irrevocably and with power of substitution, with authority to: (1) endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of Collateral that may come into Secured Party's possession; (ii) sign the name of Debtor on any invoices, documents, drafts against and notices to account debtors or obligors of Debtor, assignments and requests for verification of accounts; (iii) sell, assign, compromise, discharge or extend the time for payment of any account or obligation; (iv) to institute legal action for the collection of any account or obligation; (v) execute proofs of claim and loss; (vi) execute endorsements, assignments, licenses or other instrument of conveyance or transfer; (vii) adjust and compromise any claims under insurance policies or otherwise; (viii) execute releases; (ix) receive, open and dispose of all mail addressed to Debtor and notify the Post Office authorities to change the address for delivery of mail addressed to Debtor to such address as Secured Party may designate and date and deliver to the Post Office the executed order of Debtor; and (x) do all other acts and things necessary or advisable, in the sole discretion of Secured Party, to carry out and enforce this Security Agreement and the Obligations. All acts done under the foregoing authorization are hereby ratified and approved by Debtor to the maximum extent permitted by law and neither Secured Party nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law. This power of attorney, being coupled with an interest, is irrevocable while any Obligation shall remain unpaid, unobserved or unperformed.

          5. Care of Collateral. Secured Party shall have the duty to exercise reasonable care in the custody and preservation of any Collateral in its possession, which duty shall be fully satisfied if Secured Party accords such Collateral treatment substantially the same as that which it accords similar property owned by it. Except for any claims, causes or action or demands arising out of Secured Party's failure to perform its agreements set forth in the preceding sentence, Debtor releases Secured Party from any claims, causes of action and demands at any time arising out of or with respect to this Security


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Agreement, any of the Obligations, the Collateral and its use and/or any actions taken or omitted to be taken by Secured Party with respect thereto, and Debtor hereby agrees to hold Secured Party harmless from and with respect to any and all such claims, causes of action and demands. Secured Party's prior recourse to any Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations.

          6. Waivers. No act, omission or delay by Secured Party in exercising any right or remedy shall constitute a waiver of such right or remedy. No single or partial waiver by Secured Party of any default or right or remedy which on one occasion shall operate as a waiver of the same or any other default, right or remedy on any other occasion. Debtor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any Obligation or Collateral, and all other notices and demands whatsoever (except as expressly provided herein).

          7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to the conflict of laws principles thereof).

          8. Notices. All notices and other communications to any party hereunder shall be in writing and shall be delivered in hand, mailed by United States registered or certified first-class mail, return receipt requested, postage prepaid, addressed as follows:

if to Debtor:                 ASA International Ventures, Inc.
                              10 Speen Street
                              Framingham, MA  01701
                              Attn: Alfred C. Angelone

if to the Secured Party:      CoreStates Bank, N.A.
                              1345 Chestnut Street
                              Philadelphia, PA  19101-7618
                              Attn: R. Thomas Esser

or such other address as such party may hereafter specify by notice to the Secured Party and the Debtor. Each such notice, request or other communication shall be effective (i) if given by certified mail, 72 hours after such communication is deposited with the post office, addressed as aforesaid, or (ii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified in this Paragraph.

          9. Amendments and Waivers; Partial Invalidity; Acknowledgment of Receipt. No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Security Agreement and to such provision, and executed by the party to be charged. If any term of this Security Agreement shall be held to be


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invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby. Debtor acknowledges receipt of a copy of this Security Agreement.

          10. Benefit of Agreement; Continuing Security Interest. This Security Agreement and all Obligations shall be binding upon the heirs, executors, administrators, successors and assigns of Debtor and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, its successors, endorsees and assigns. This Agreement shall create a continuing security interest in the Collateral which shall remain in full force and effect until payment in full of the Obligations.

          11. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

          12. Captions. The captions of the Paragraphs of this Security Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

          IN WITNESS WHEREOF, the undersigned have executed or caused this Security Agreement to be executed as of the date first above set forth, as a sealed instrument.

                                   ASA INTERNATIONAL VENTURES, INC.

                                   By: /s/ Terrence C. McCarthy
                                       -----------------------------
                                       Title: Vice President and
                                              Controller

                                   CORESTATES BANK, N.A.

                                   By: /s/ R. Thomas Esser
                                       ------------------------------
                                       Title: Vice President













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